Exhibit 10.02

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of May 8, 2006 (the “Effective Date”), by and among Kana Software, Inc., a Delaware corporation, with its headquarters located at 181 Constitution Drive, Menlo Park, California 94025 (the “Company”), and each of the undersigned (together with their respective affiliates and any assignee or transferee of all of their respective rights hereunder, the “Investors”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below) and the Registration Agreement (as defined below).

RECITALS

A. WHEREAS, the Company and the Investors have entered into that certain Common Stock and Warrant Purchase Agreement, dated as of September 29, 2005 (the “Purchase Agreement”), pursuant to which the Company, upon the terms and subject to the conditions contained therein, issued and sold to the Investors (i) an aggregate of 3,052,270 shares of Common Stock of the Company (the “Purchased Shares”) and (ii) warrants to purchase an aggregate of 1,098,817 shares of Common Stock of the Company (the “Warrant Shares”).

B. WHEREAS, the Company and the Investors have entered into that certain Registration Rights Agreement, dated as of September 29, 2005 (the “Registration Agreement”).

C. WHEREAS, the Company and the Investors desire to amend the Registration Agreement attached hereto as Exhibit A in accordance with terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Investors agree as follows:

AGREEMENT

1. Amendment.

(a) Section 1(a)(iv) of the Registration Agreement is hereby amended and restated in its entirety as follows:

“(iv) “Registrable Securities” means (A) the Purchased Shares (as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement, (B) the Warrant Shares (as defined in the Purchase Agreement) issued or issuable (up to the maximum number of Warrant Shares issuable pursuant to the Warrants) upon exercise of or otherwise pursuant to the Warrants, (C) the shares of Common Stock and warrants to purchase Common Stock issued pursuant to Section 3 of the First Amendment to the Registration Rights Agreement, dated as of May 8, 2006, (D) the Additional Shares issued pursuant to Section 2(c) hereof, and (E) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing; provided, however, that the foregoing definition shall include in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned.”

(b) Section 2(c) of the Registration Agreement is hereby amended and restated in its entirety as follows:

“c. Payments by the Company.

The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable, but in any event not later than September 30, 2006 (the “Registration Deadline”). If the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC by the Registration Deadline, then the Company will perform the following action as relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be a penalty and shall be the only remedy available at law or in equity): the Company shall issue to the Investors an amount of shares of Common Stock equal to the product of (i) 0.9% multiplied by (ii) the sum of (a) the total number of Purchased Shares plus (b) the total number of Warrant Shares issuable upon exercise of the Warrants (the “Additional Shares”), which shall be allocated pro rata among the Investors based on the number of Purchased Shares and Warrant Shares held by the Investors at the time of such issuance and shall be included in the Registration Statement; provided, however, that the Registration Deadline shall be extended for any delays that are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration Statement pursuant to Section 3(h) below in a reasonably prompt manner. If the Company is to issue the Additional Shares, then such Additional Shares shall be issued on October 1, 2006.”

2. Waiver. Investors hereby waive the “Filing Date” requirement that the Company, on or prior to the date which is not later than the twentieth (20th) day following the filing of the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2005, file with the SEC a Registration Statement to effect the registration of the Registrable Securities covering the resale of the Registrable Securities. This waiver shall not limit the obligations of the Company pursuant to Section 2(c)(A) of the Registration Agreement amended pursuant to this Agreement, including its obligation to use its best efforts to prepare a Registration Statement by the Registration Deadline.

3. Additional Issuance of Shares. The Company agrees to issue to the Investors within five (5) business days following the Effective Date an additional amount of shares of Common Stock equal to the product of (x) 9.0% multiplied by (y) the sum of (a) the total number of Purchased Shares plus (b) the total number of Warrant Shares issuable upon exercise of the Warrants, which shall be allocated pro rata among the Investors based on the number of Purchased Shares and Warrant Shares held by the Investors at the time of such issuance and shall be included in the Registration Statement pursuant to the Registration Agreement.

4. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Registration Agreement shall continue in full force and effect.

5. Effective Date of Amendment. This Amendment shall become effective immediately upon the execution hereof by the Company and the Investors.

6. Continuing Effectiveness. The Registration Agreement, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect. The Company and the Investors hereby reaffirm the continuing effectiveness of the Registration Agreement.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws).

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has executed this First Amendment to Registration Rights Agreement as of the date first written above.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Executive Vice President & Chief Financial Officer

The Investors:

NIGHTWATCH CAPITAL PARTNERS, LP

By NightWatch Capital Management, LLC,
its general partner

By:	/s/ John F. Nemelka
John F. Nemelka
Managing Principal

NIGHTWATCH CAPITAL PARTNERS II, LP

By NightWatch Capital Management, LLC,
its general partner

By:	/s/ John F. Nemelka
John F. Nemelka
Managing Principal

RHP MASTER FUND, LTD.
By:	Rock Hill Investment Management, L.P.
By:	RHP General Partner, LLC

By:	/s/ Wayne Bloch
Wayne Bloch
Managing Partner

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